Exhibti 99.1

Essex Announces First Quarter 2017 Results

San Mateo, California—April 27, 2017—Essex Property Trust, Inc. (NYSE:ESS) announced today its first quarter 2017 earnings results and related business activities.

Net Income and Funds from Operations (“FFO”) per diluted share for the quarter ended March 31, 2017 are detailed below. Core FFO excludes acquisition and investment related costs and certain non-routine items.

	Three Months Ended March 31,
			%
	2017	2016	Change
Per Diluted Share
Net Income	$2.72	$1.19	128.6%
Total FFO	$2.95	$2.64	11.7%
Core FFO	$2.94	$2.68	9.7%

First Quarter Highlights:

•
Reported Net Income per diluted share for the first quarter of 2017 of $2.72, compared to $1.19 in the first quarter of 2016.  The increase is primarily due to gain on sale of real estate and gain on remeasurement of co-investment upon consolidation.

•	Grew Core FFO per diluted share by 9.7% compared to the first quarter of 2016, exceeding the high-end of the guidance range.

•	Achieved same-property gross revenue and net operating income (“NOI”) growth of 5.0% and 5.6%, respectively, compared to the first quarter of 2016.

•	Realized a sequential quarterly increase in same-property revenue growth of 0.4%.

•	Increased the dividend by 9.4% to an annual distribution of $7.00 per common share.

•	Raised the midpoint of guidance for same-property revenue growth for the full-year by 25 basis points to 3.5% and NOI growth by 32 basis points to 3.7%.

•	Revised full-year Net Income per diluted share guidance range to $5.60 to $6.00. Provided Net Income guidance range for the second quarter of $0.90 to $1.00 per diluted share.

•
Revised full-year Total FFO per diluted share guidance range to $11.56 to $11.96, raising the midpoint by $0.10 per share. Provided Total FFO guidance range for the second quarter of $2.81 to $2.91 per diluted share.

•
Increased full-year Core FFO per diluted share guidance by $0.08 per share at the midpoint to a range of $11.56 to $11.96. Provided Core FFO guidance range for the second quarter of $2.82 to $2.92 per diluted share.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“Our results for the first quarter 2017 reflect a recovery from challenging conditions experienced in the fourth quarter, leading to reported Core FFO above the high-end of our guidance range and supporting an increase to our full-year guidance.  Our results were strongest in our Seattle portfolio, and we experienced improved pricing power in Northern California as lower apartment supply deliveries led to renewed rent growth.  With these results, we remain on track to achieve our revised guidance, which contemplates rent growth near the long-term averages for the coastal markets of California and Washington,” commented Michael Schall, President and CEO of the Company.

 Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended March 31, 2017 compared to the quarter ended March 31, 2016, and the sequential percentage change for the quarter ended March 31, 2017 versus the quarter ended December 31, 2016 by submarket for the Company:

	Q1 2017 vs. Q1 2016	Q1 2017 vs. Q4 2016	% of Total
	Gross Revenues	Gross Revenues	Q1 2017 Revenues
Southern California
Los Angeles County	3.6%	0.0%	20.0%
Orange County	5.6%	1.0%	11.6%
San Diego County	6.0%	0.5%	9.1%
Ventura County	6.1%	0.8%	4.5%
Other Southern California	5.0%	0.5%	0.5%
Total Southern California	4.8%	0.4%	45.7%
Northern California
Santa Clara County	3.5%	0.8%	15.8%
Alameda County	2.1%	0.9%	7.2%
San Mateo County	4.9%	0.2%	5.2%
Contra Costa County	4.4%	0.4%	5.2%
San Francisco	4.2%	-0.7%	2.0%
Other Northern California	12.9%	-0.7%	0.3%
Total Northern California	3.6%	0.6%	35.7%
Seattle Metro	7.9%	0.2%	18.6%
Same-Property Portfolio	5.0%	0.4%	100%

	Year-Over-Year Growth
	Q1 2017 compared to Q1 2016
	Gross Revenues	Operating Expenses	NOI
Southern California	4.8%	2.2%	6.1%
Northern California	3.6%	4.3%	3.4%
Seattle Metro	7.9%	5.3%	9.1%
Same-Property Portfolio	5.0%	3.5%	5.6%

	Sequential Growth
	Q1 2017 compared to Q4 2016
	Gross Revenues	Operating Expenses	NOI
Southern California	0.4%	-2.8%	1.9%
Northern California	0.6%	0.1%	0.8%
Seattle Metro	0.2%	0.7%	0.0%
Same-Property Portfolio	0.4%	-1.2%	1.1%

	Financial Occupancies
	Quarter Ended
	3/31/2017	12/31/2016	3/31/2016
Southern California	96.4%	96.7%	96.0%
Northern California	96.6%	96.5%	96.0%
Seattle Metro	96.6%	96.7%	95.8%
Same-Property Portfolio	96.5%	96.6%	96.0%

Investment Activity

In January, the Company purchased its joint venture partner’s 50% interest in Palm Valley for a contract price of $183.0 million. Prior to the purchase, an approximately $220.0 million mortgage encumbered the property. Concurrent with the closing, the entire mortgage balance of $220.0 million was repaid and the property is now unencumbered. Palm Valley has 1,098 apartment homes within four communities on 37 acres and is located in San Jose, CA. Upon consolidation of this property, the Company recorded an $86.5 million gain to remeasure the Company’s investment in the joint venture to fair value. The gain is not included in the calculation of FFO.

Dispositions

In January, the Company sold Jefferson at Hollywood for a total contract price of $132.5 million. The community, which is located in Los Angeles, CA, contains 270 apartment homes. Total gain on the sale was $26.2 million, which has been excluded from the calculation of FFO.

Other Investments

In March, the Company originated a $21.5 million preferred equity investment in two multifamily development projects located in Southern California. The investment will be funded in installments through the second quarter of 2017. As of March 31, 2017, the Company had funded $2.0 million. The total investment has an initial preferred return of 11.0% and matures in 2020.

In March, the Company converted its existing $15.3 million preferred equity investment in Sage at Cupertino into a 40.5% equity ownership interest in the property.  The Company issued DownREIT units to the seller for the remaining equity based on an estimated property valuation of $90.0 million. The property is consolidated as of March 2017.  The property is encumbered by $52.0 million of mortgage debt at a rate of 3.0%.  Built in 1971, Sage is located in San Jose, CA and has 230 apartment homes. The community is located less than 2 miles from the new Apple campus, which opened in April 2017.

Development Activity

The following table represents the development communities in lease-up during the first quarter and the current leasing status as of April 24, 2017.

Project Name	Location	Total Apartment Homes	ESS Ownership	% Leased as of 4/24/17	Status
The Galloway (at Owens)	Pleasanton, CA	255	55%	96%	Stabilized
The Galloway (at Hacienda)	Pleasanton, CA	251	55%	35%	In Lease-Up
Century Towers	San Jose, CA	376	50%	35%	In Lease-Up
Total/Weighted Average % Leased		882		53%

Liquidity and Balance Sheet

Common Stock

The Company did not issue any shares of common stock through its equity distribution program in the first quarter of 2017 or subsequent to quarter-end.

Balance Sheet

In March, the Company repaid, at maturity, $300.0 million in unsecured bonds with a 5.5% coupon and an effective interest rate of 1.8%.

Subsequent to quarter-end, the Company issued $350.0 million of 10-year senior unsecured notes at an interest rate per annum of 3.625%. Please see the press release dated April 3, 2017 for additional details about the transaction.

As of April 24, 2017, the Company had $1.025 billion in undrawn capacity on its unsecured credit facilities.

Guidance

For the first quarter, the Company exceeded the midpoint of the guidance range provided in its fourth quarter 2016 earnings release by $0.09 per share, of which $0.03 per share is due to the timing of operating expenses, which has been reforecast to occur in the second half of the year.

 The following table provides a reconciliation of first quarter Core FFO per share to the midpoint of the guidance provided in the fourth quarter 2016 earnings release, which was distributed in February 2017.

Per Diluted Share
Projected midpoint of Core FFO per share for Q1 2017	$2.85
NOI from consolidated communities	0.06
FFO from Co-Investments	0.02
G&A and other income	0.01
Core FFO per share for Q1 2017 reported	$2.94

The table below provides key changes to the 2017 full-year same-property growth assumptions and Net Income, Total FFO, and Core FFO per diluted share. For additional details regarding our 2017 assumptions, please see page S-14 of the Supplemental Financial Information. For the second quarter of 2017, the Company has established a range for Core FFO per diluted share of $2.82 to $2.92.

2017 Full-Year Guidance

	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint
Same-Property Growth
Gross Revenues	2.75% to 3.75%	3.25%	3.0% to 4.0%	3.5%
Operating Expenses	2.50% to 3.50%	3.00%	2.5% to 3.5%	3.0%
NOI	2.50% to 4.25%	3.38%	2.8% to 4.6%	3.7%

Per Diluted Share
Net Income	$3.98 to $4.38	$4.18	$5.60 to $6.00	$5.80
Total FFO	$11.46 to $11.86	$11.66	$11.56 to $11.96	$11.76
Core FFO	$11.48 to $11.88	$11.68	$11.56 to $11.96	$11.76

Upcoming Events

Essex is scheduled to participate in the NAREIT Institutional Investor Forum in New York, NY, from June 6-8, 2017, and the Company’s President and Chief Executive Officer, Michael J. Schall, will present at the conference on June 6th at 2:15 PM EST. The presentation will be webcast and can be accessed on the Investors section of the Company’s website at www.essex.com. A copy of any materials provided by the Company at the conference will also be made available on the Investors section of the Company’s website.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Friday, April 28, 2017 at 11 a.m. PT (2 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 90 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the first quarter earnings link. To access the replay digitally, dial (844) 512-2921 using the replay pin number 13658674. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 246 apartment communities with an additional 5 properties in various stages of active development. Additional information about Essex can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information will be filed electronically on Form 8-K with the Securities and Exchange Commission and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

Funds from Operations (“FFO”) Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes merger, integration and acquisition costs and items that are not routine or not related to the Company’s core business activities, which is referred to as “Core FFO”, to be useful financial performance measurements of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and the ability to pay dividends.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three months ended March 31, 2017 and 2016:

	Three Months Ended March 31,
Funds from Operations attributable to common stockholders and unitholders (In thousands)	2017	2016
Net income available to common stockholders	$178,964	$77,981
Adjustments:
Depreciation and amortization	115,503	109,707
Gains not included in FFO	(112,656)	(27,693)
Deferred tax expense on gain on sale of real estate and land – Taxable REIT Subsidiary activity	-	4,279
Depreciation add back from unconsolidated co-investments	12,854	12,023
Noncontrolling interest related to Operating Partnership units	6,146	2,784
Depreciation attributable to third party ownership and other	(25)	6
Funds from Operations attributable to common stockholders and unitholders	$200,786	$179,087
Acquisition and investment related costs	$556	$828
Gain on sale of marketable securities and other investments	(1,605)	(740)
Interest rate hedge ineffectiveness (1)	(6)	-
Excess of redemption value of preferred stock over the carrying value	-	2,541
Insurance reimbursements	(25)	-
Core Funds from Operations attributable to common stockholders and unitholders	$199,706	$181,716

(1)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of our interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch is recorded as noncash interest rate hedge ineffectiveness through interest expense.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

Net Operating Income ("NOI") and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s condensed consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended March 31,
	2017	2016
Earnings from operations	$109,231	$99,995
Adjustments:
Depreciation and amortization	115,503	109,707
Management and other fees	(2,236)	(2,024)
General and administrative	10,601	9,182
Acquisition and investment related costs	556	828
NOI	233,655	217,688
Less: Non-same property NOI	(21,985)	(17,235)
Same-Property NOI	$211,670	$200,453

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements on page 1 and in the “Guidance” section regarding Net Income, Total FFO, and Core FFO per diluted share for the second quarter and full-year 2017, estimated same-property portfolio growth, 2017 gross revenue, 2017 operating expense, and 2017 net operating income; and statements regarding remaining on track to achieve our revised guidance; statements and estimates set forth under the captions “Development Pipeline—March 31, 2017” and “Redevelopment Pipeline—March 31, 2017” on pages S-11 and S-12 of the Company’s Supplemental Financial Information Package, which accompanies this press release, regarding estimated costs of property development and redevelopment and regarding the anticipated timing of redevelopments and of the construction start, initial occupancy and stabilization of property development; the various financial projections and assumptions, including those regarding 2017 NOI, FFO, Core FFO and EPS, set forth in the columns “2017 Guidance Range” on page S-14 of the Company’s Supplemental Financial Information Package and in the guidance range reconciliation columns on page S-14.1 of that Package for the second quarter 2017 and full-year 2017; and the forecasts, set forth on page S-16 of the Company’s Supplemental Financial Information Package, of residential supply, jobs, and rent growth in various areas. The Company's actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, unforeseen consequences from cyber-intrusion, changes in economic conditions, unexpected delays in the development and stabilization of development projects, unexpected difficulties in leasing of development projects, total costs of development investments exceeding the Company’s projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update this information. For more details relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including the Company’s Report on Form 10-K for the year ended December 31, 2016.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information.  The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Barb Pak
Vice President of Finance & Investor Relations
(650) 655-7800
bpak@essex.com